Exhibit 5.1

Fulbright Tower • 1301 McKinney, Suite 5100 • Houston, Texas 77010-3095
Telephone: 713 651 5151 • Facsimile: 713 651 5246

March 23, 2012

HCC Insurance Holdings, Inc.

13403 Northwest Freeway

Houston, Texas 77040

Ladies and Gentlemen:

We have acted as counsel to HCC Insurance Holdings, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) debt securities in one or more series, which may be senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (ii) shares of common stock, par value $1.00 per share (the “Common Stock”), and (iii) warrants for the purchase of Debt Securities or Common Stock (the “Warrants”). The Debt Securities, Common Stock and Warrants, are collectively referred to herein as the “Securities” and each, individually, as a “Security.”

This opinion is further delivered in connection with the offer and sale by the Company and HCC Capital Trust I and HCC Capital Trust II, each a Delaware statutory trust (each trust an “HCC Trust” and collectively, the “HCC Trusts,” and together with the Company, the “Registrants”) in connection with the registration under the Securities Act of the offer and sale by the Registrants from time to time, pursuant to Rule 415 under the Securities Act, of (i) preferred securities of each of the HCC Trusts (the “Trust Preferred Securities”), (ii) guarantees by the Company of any Trust Preferred Securities issued by an HCC Trust (the “Guarantees”), and (iii) debt securities of the Company (“Trust Debt Securities”).  The Trust Debt Securities, the Trust Preferred Securities and the Guarantees are collectively referred to herein as the “Trust Securities.”

We also have participated in the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit and of which the prospectus (the “Prospectus”) is a part. The Securities and the Trust Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and, if necessary, to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus. Capitalized terms not defined in this letter shall have the meanings given to them in the Prospectus.

The Debt Securities will be issued in one or more series pursuant to (i) a senior indenture (the “Senior Debt Securities Indenture”) or (ii) a subordinated indenture (the “Subordinated Debt Securities Indenture” and, together with the Senior Debt Securities Indenture, the “Indentures” and each, individually, an “Indenture”), each Indenture to be entered into by the Company and U.S. Bank

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National Association, as trustee (the “Trustee”), substantially in the forms attached as Exhibits 4.1 and 4.2, respectively, to the Registration Statement, and each as the same may hereafter be modified or supplemented from time to time, among other things, at the time of and in connection with the issuance of one or more series of the Debt Securities.

The Trust Debt Securities will be issued in one or more series pursuant to a subordinated indenture (the “Trust Subordinated Indenture”) to be entered into by the Company and U.S. Bank National Association, as trustee (the “Trust Indenture Trustee”), substantially in the form attached as Exhibit 4.3 to the Registration Statement, and as the same may hereafter be modified or supplemented from time to time, among other things, at the time of and in connection with the issuance of one or more series of the Trust Debt Securities. The Guarantees will be issued under a guarantee agreement (the “Guarantee Agreement”) between the Company and U.S. Bank Trust National Association, as guarantee trustee, substantially in the form attached as Exhibit 4.7 to the Registration Statement.

Warrants to purchase Common Stock are referred to herein as the “Stock Warrants.” Warrants to purchase Debt Securities are referred to herein as the “Debt Warrants.” The Stock Warrants will be issued under a stock warrant agreement (the “Stock Warrant Agreement”) between the Company and a financial institution to be determined, as stock warrant agent. The Debt Warrants will be issued under a debt warrant agreement (the “Debt Warrant Agreement”) between the Company and a financial institution to be determined, as debt warrant agent. The Stock Warrant Agreement and the Debt Warrant Agreement are collectively referred to herein as the “Warrant Agreements.”

In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus, (ii) the Restated Certificate of Incorporation and Amendment thereto and the Amended and Restated Bylaws of the Company, (iii) the forms of the Indentures and form of Trust Subordinated Indenture, (iv) the Trust Agreements among the Company, as Depositor, U.S. Bank National Association (successor to Wachovia Bank, National Association and First Union National Bank), as Property Trustee, and U.S. Bank Trust National Association (successor to Wachovia Trust Company, N.A. and First Union Trust Company, N.A.), as Delaware Trustee (the “Trust Agreements”), and (v) other exhibits to the Registration Statement relating to the Trust Securities.

In connection with the foregoing, we also have examined originals or copies of such corporate records, as applicable, of the Registrants, certificates and other communications of public officials, certificates of officers of the Registrants and such other records, agreements, instruments and other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Registrants and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization, execution and delivery by the parties thereto of all documents examined by us and the legal capacity of each individual who signed any of those documents.

In rendering the opinions expressed below, we have assumed that:

(1) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws;

(2) if necessary, a Prospectus Supplement with respect to each issued Security and Trust Security will have been prepared and filed with the Securities and Exchange Commission (the “SEC”) describing the corresponding Securities and Trust Securities offered thereby;

(3) all Securities and Trust Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, as amended and in effect, and the corresponding Prospectus Supplement;

(4) if necessary, a definitive purchase, underwriting or similar agreement with respect to any Securities and Trust Securities offered will have been duly authorized and validly executed and delivered by the Company, the other Registrants and the other parties thereto;

(5) the Restated Certificate of Incorporation and Amendment thereto, the Amended and Restated Bylaws of the Company and the Trust Agreements will not have been amended in any manner that would affect any legal conclusion set forth herein;

(6) the consideration paid for any shares of Common Stock will comply with Section 153 of the Delaware General Corporation Law, as amended (“DGCL”), or any successor provision;

(7) at the time of any offering or sale of Securities, the Company will have such number of shares of Common Stock, if applicable, as set forth in such offering or sale, authorized and available for issuance;

(8) the purchase price for Common Stock payable to the Company or, if such shares are issuable upon conversion, exchange, redemption or exercise of other Securities, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares;

(9) all Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(10) none of the terms of any Security or any Trust Security to be established subsequent to the date hereof nor the issuance and delivery of such Security or Trust Security, nor the compliance by the Registrants with the terms of such Security or Trust Security, will violate any applicable law or will result in the violation of any provision of any instrument or agreement then binding on the Registrants or any restriction imposed by any court or governmental body having jurisdiction over the Registrants; and

(11) the receipt by each person to whom or for whose benefit a Security or Trust Security is to be issued (collectively, the “Holders”) of a certificate for such Security or Trust Security or the receipt by an applicable depositary, acting as agent, on behalf of all Holders of the class or series of Securities or Trust Securities of which such Security or Trust Security is one, of a certified receipt or other writing then evidencing such Securities or Trust Securities, and the issuance and sale of and payment for the Securities or Trust Securities so acquired, are in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors of the Company (the

“Board”) and approved by the HCC Trusts in accordance with the Trust Agreements and the Registration Statement, as amended and in effect (including the Prospectus and the applicable Prospectus Supplement).

Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

(i) With respect to authorized but unissued Common Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the terms of the offering of such Common Stock and related matters and (b) the due issuance and delivery of such Common Stock, upon payment (or delivery) of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Common Stock will be validly issued, fully paid and nonassessable.

(ii) With respect to any series of Debt Securities to be issued under the Senior Debt Securities Indenture, assuming (a) the Senior Debt Securities Indenture, all then existing and applicable supplements thereto and the supplemental indenture pursuant to which such Debt Securities are issued, if any, executed and delivered at the time of and in connection with the issuance of such Debt Securities, have been duly authorized and validly executed and delivered by the Company and validly executed, delivered and authenticated by the Trustee, (b) the Senior Debt Securities Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary corporate action to approve the Senior Debt Securities Indenture, the terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Debt Securities Indenture (as then supplemented and applicable) and the applicable definitive purchase, underwriting or similar agreement has been approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be validly issued and constitute valid and legally binding obligations of the Company.

(iii) With respect to any series of Debt Securities to be issued under the Subordinated Debt Securities Indenture, assuming (a) the Subordinated Debt Securities Indenture, all then existing and applicable supplements thereto and the supplemental indenture pursuant to which such Debt Securities are issued, if any, executed and delivered at the time of and in connection with the issuance of such Debt Securities, have been duly authorized and validly executed and delivered by the Company and validly executed, delivered and authenticated by the Trustee, (b) the Subordinated Debt Securities Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary corporate action to approve the Subordinated Debt Securities Indenture, the terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Debt Securities Indenture (as then supplemented and applicable) and the applicable definitive purchase, underwriting or similar agreement has been approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be validly issued and constitute valid and legally binding obligations of the Company.

(iv) With respect to any series of Trust Debt Securities to be issued under the Trust Subordinated Indenture and the Guarantees issued under the Guarantee Agreement, assuming (a) the Trust Subordinated Indenture, all then existing and applicable supplements thereto and the supplemental indenture pursuant to which such Trust Debt Securities are issued, if any, executed and delivered at the time of and in connection with the issuance of such Trust Debt Securities, have been duly authorized and validly executed and delivered by the Company and validly executed, delivered and authenticated by the Trust Indenture Trustee, (b) the Guarantee Agreement has been duly executed and delivered by the Company and the guarantee trustee thereunder, (c) each of the Trust Subordinated Indenture and the Guarantee Agreement and the applicable Trust Agreement, as each such document is then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the Company and the HCC Trusts have taken all necessary corporate action or entity action to approve the terms of the Trust Debt Securities, the Trust Subordinated Indenture, the terms of the Trust Preferred Securities, the terms of the Guarantees, the terms of the Guarantee Agreement and the terms of the offering thereof and related matters, (e) the Trust Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Trust Subordinated Indenture (as then supplemented and applicable) and the applicable definitive purchase, underwriting or similar agreement has been approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein and (f) the Trust Preferred Securities have been validly issued and constitute valid and legally binding obligations of an HCC Trust, such series of Trust Debt Securities and such Guarantees will be validly issued and constitute valid and legally binding obligations of the Company.

(v) With respect to the Warrants, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the terms of the Warrants and Warrant Agreement, the terms of the offering thereof and related matters, (b) such Warrant Agreement has been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company, (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Warrant Agreement and (d) the due execution, issuance and delivery of the Warrants, upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Warrant Agreement, such Warrants will be validly issued and constitute valid and binding obligations of the Company under applicable state law governing the Warrant Agreement.

The enforceability of any document, instrument, Security, Trust Debt Security or Guarantee may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including without limitation specific performance and injunctive relief and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

We express no opinion concerning (i) the validity or enforceability of any provisions contained in the Indentures or the Trust Subordinated Indenture, or any supplemental indenture relating to the Debt Securities or Trust Debt Securities, or in the Guarantee Agreement, that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) any provision that relates to severability or separability or purports to require that all amendments, supplements or waivers to be in writing, or (iii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

As to the legality of the Trust Preferred Securities to be issued by the HCC Trusts, you are receiving the opinion of Richards, Layton & Finger, special Delaware counsel to the HCC Trusts and the Company.

This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. For the purposes of the opinions expressed above, we have assumed that, at the time of the execution and delivery of each Indenture, the Trust Subordinated Indenture, each supplemental indenture to an Indenture or Trust Subordinated Indenture, the Guarantee Agreement, each amendment, restatement or amendment and restatement of a Trust Agreement and each Warrant Agreement to be used in connection with an issuance of Warrants, and at the time of the issuance and delivery of each Security or Trust Security, each of the Company and HCC Trusts will be validly existing and in good standing under the law of the State of Delaware, it will have full power and authority to execute, deliver and perform its obligations under such Indenture, Trust Subordinated Indenture, supplemental indenture, Guarantee Agreement, amendment, restatement or amendment and restatement of a Trust Agreement, Warrant Agreement, Security or Trust Security, as the case may be, and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of New York and the DGCL, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the references to this firm under the caption “Certain Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.

Fulbright & Jaworski L.L.P.